UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2014

_______________________________

Embarr Downs, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Nevada	000-55044	46-3403755
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

205 Ave. Del Mar. #984, San Clemente, California
(Address of Principal Executive Offices) (Zip Code)

(949) 461-1471
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01	Other Events.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarr Downs, Inc.
By	/s/ Joseph Wade
Name: Joseph Wade Title: CEO

Date:  March 3, 2014

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	PRESS RELEASE: Embarr Downs Provides Quarterly Update

EX 99.1

 Embarr Downs Provides Quarterly Update

Los Angeles, CA, via eTeligis, 3/3/2014 7:30:00 AM - Embarr Downs, Inc. (OTCQB: EMBR), the only publicly traded thoroughbred stable, announced its quarterly update.  Embarr Downs began its racing operations on December 20, 2013.  In the Company’s initial 10 weeks of operations the following milestones were met:

-          The Company’s increased its number of thoroughbreds from 0 to 3

-          Increased the number of races started from 0 to 5

-          Won 20% of its races

-          Finished in the Top 3 in 40% of its races

-          Increased its revenue from $0 to $24,850

-          Established a $.001 per shares annual dividend

-          Declared dividends of $12,950

-          Announced dividends of $46,836

The Company expects to expand its stable size to 5-6 thoroughbreds by the end of the 2nd quarter and has begun the shift from lower claiming thoroughbreds to higher claiming thoroughbreds (priced at $50,000 or higher).  Additionally, the Company has begun negotiations to acquire 2 thoroughbreds in private party transactions that are expected to race in allowance or stakes races.  The expected cost of these thoroughbreds is $50,000 and $200,000.  The Company recently increased its revolving line of credit to $350,000 to accommodate these acquisitions.

“The fact that we have only been operating for less than 3 months and been able to achieve these milestones provides us with a foundation which we can build upon,” stated Joseph Wade, CEO of Embarr Downs, Inc.  “We were able to expand the number of thoroughbreds to 3 and start in 5 races and now we are taking the next step up in race class and begun paying an annual dividend of $.001 per share to our shareholders. Our next goal is to expand to 5-6 thoroughbreds and acquire a thoroughbred that is capable of competing in stakes races.  The line of credit we have established allows us to fund the acquisition of these thoroughbreds without the need to issue a single share of common stock. We have a 2 year plan (which we are 3 months into) to have 15-20 thoroughbreds racing for us and to have 5-10 broodmares in our breeding division.”

The Company is planning on holding a shareholders meeting in late March or early April which will be hosted at Santa Anita Racing Park in Arcadia, California.

About Embarr Downs:

The Company is engaged in the buying, selling and racing of thoroughbreds.  The Company’s focus is acquiring thoroughbreds that can race in the allowance and stakes level of thoroughbred racing; however, the Company will initially begin acquiring thoroughbreds in the claiming level of thoroughbred racing. More information can be found at  www.embarrdowns.com. Additional information can be found at  www.embarrdowns.com and on our Facebook page https://www.facebook.com/embarrdowns  and Twitter at  https://twitter.com/EmbarrDowns.

Notice Regarding Forward-Looking Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

CONTACTS:

Embarr Downs, Inc.

Joseph Wade

(949) 461-1471

info@embarrdowns.com

www.embarrdowns.com

SOURCE: Embarr Downs, Inc.